Exhibit 10.23

AS-IS AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT, made and entered into by and between Ridge Rock Partners, LLC, a Florida limited liability company (“Seller”), and Jagged Peak, Inc., a Nevada corporation (“Buyer”).

W I T N E S S E T H:

That for and in consideration of the sum of the Purchase Price (as defined below) and other good and valuable consideration, the receipt whereof is hereby acknowledged each from the other, and in further consideration of the mutual promises, covenants and agreements herein contained, Buyer and Seller, intending to be legally bound, hereby agree as follows:

1.     PROPERTY. Seller hereby agrees to sell, assign, transfer, and convey to Buyer, and Buyer hereby agrees to purchase from Seller, that certain real property located at 1701 3rd Avenue South, St. Petersburg, Florida 33712, consisting of the following:

a.     Land. All those certain parcels of real property located in Pinellas County, Florida (hereinafter called the “Land”), more particularly described as:

Lot 1, Block 1, FULLER SUBDIVISION, Block 23 REPLAT, according to plat thereof, recorded in Plat Book 101, Page 50, of the Public Records of Pinellas County, Florida.

b.     Improvements. All buildings, structures, parking areas, sidewalks, landscaping, utilities, fixtures (other than Seller’s trade fixtures and equipment) and improvements situated thereon, including all heating, refrigerating, air conditioning, plumbing, lighting, ventilating and power systems, owned by Seller and located on or used in connection with the Property, and all appurtenances thereto, now or hereafter located upon the Land (hereinafter called the “Improvements”).

c.     Easements. All easements, rights of way, licenses, privileges, hereditaments and appurtenances, belonging to or inuring to the benefit of the Land and/or Seller, including without limitation all easements for ingress and egress to the Land, and all right, title and interest of Seller in and to the land lying within a street or roadway adjoining the Land and all right, title and interest of Seller in and to any strips, gores, and other pieces of land and any vacated or hereafter vacated street(s) or road(s) adjoining the Land, and all right, title and interest of Seller, if any, in and to any award to be made in lieu thereof and in and to any unpaid award for damage to the Property by reason of change of grade of any street.

d.     Intangible Personal Property. All of Seller’s right, title and interest in and to all leases, deposits of any nature, licenses, governmental approvals, permits, contracts and other intangible rights pertaining in any way to the ownership and/or operation of the Land, the Improvements and/or easements (hereinafter called the “Intangible Property”).

All of the foregoing items referenced in this Section 1 are hereinafter collectively referred to as the “Property.”

2.     PURCHASE PRICE FOR PROPERTY. The full purchase price for the Property (hereinafter called the “Purchase Price”) shall be Three Million Two Hundred Thousand Dollars ($3,200,000.00). Seller shall finance a portion of the Purchase Price, totaling Three Hundred Twenty Thousand Dollars ($320,000.00)(the “Seller Financing”), which shall: (i) be evidenced by an unsecured balloon promissory note; (ii) have a maturity date of twelve (12) months from closing (with no prepayment penalty); (iii) bear interest at 4.5% per annum; and (iv) require monthly interest-only payments. At Closing of this transaction, Buyer shall pay a sum equal to the difference between the Purchase Price and the Seller Financing, provided that such sum shall be subject to prorations, credits, and adjustments permitted or required by this Agreement, and shall be paid by wire transfer of immediately available funds, or by certified or cashier’s check.

3.     CLOSING.

(a)     Conditions Precedent to Closing: Buyer’s obligation to close shall be contingent upon Fifth Third Bank’s commitment to finance eighty percent (80%) of the Purchase Price, and to fund such amount at the Closing, for which the Closing Date may be extended, provided, however, that Seller may terminate this Agreement by notifying Buyer in writing of such election at any time after the original Closing Date unless and until such condition is satisfied.

(b)     Timing of Closing: The date upon which the later to execute of the Seller and Buyer has executed this Agreement hereinafter shall be referred to as the “Effective Date.” Closing of the purchase and sale of the Property (the “Closing”) shall occur, and the deed and possession of the Property shall be delivered to Buyer on May 31, 2012 (the “Closing Date”), which date shall be deemed “of the essence” to this transaction, unless extended by any provision for extension set forth in this Agreement. Closing shall take place in at the offices of the Title Company (as defined below) or its designated agent, which shall act as closing and title agent for this transaction, or at such other location mutually acceptable to Seller and Buyer.

4.     DUE DILIGENCE DELIVERIES. On or before five (5) days after the Effective Date of this Agreement, Seller shall deliver to Buyer, for examination by Buyer, all of the following items affecting the Property within the possession, custody or control of Seller or its representatives all of the following:

a.     Copies of all existing “as-built” plans and specifications, surveys, site plans and other drawings or renderings for the Land or Improvements;

b.     Copies of all existing engineers’ or architects’ reports prepared with respect to the Property, including any existing environmental inspections, assessments, or reports and any geotechnical reports;

c.     Copies of all existing appraisal reports and economic and financial studies relating to the Property;

d.     Copies of all existing title insurance policy(ies) relating to the Property and any declarations of covenants, conditions, easements, and restrictions affecting the Property; and

e.     Copies of all contracts, service agreements, and any other obligations with regard to the Property or the operation thereof, which Buyer shall be required to assume, effective as of the Closing Date (including all prorated deposits, fees, and costs thereunder), unless Buyer delivers an objection in writing to Seller during the Inspection Period.

The date on which all such documents have actually been delivered to Buyer shall be the “Due Diligence Delivery Date”. The parties shall, upon the request of either, confirm the actual Due Diligence Delivery Date via electronic mail or other written form of communication, which date shall be deemed fully binding upon Buyer and Seller once confirmed. All such information shall be kept confidential and shall not be disseminated to any third party except Buyer’s attorneys, any lender or lender representative in connection with the financing of Buyer’s acquisition, and any consultant, inspector, accountant, potential service provider or other third party necessary for the completion of Buyer’s due diligence activities; and further, provided that, if Buyer fails to purchase the Property for any reason other than Seller’s default, all such information will be returned to Seller.

5.     INSPECTION PERIOD. Buyer and Buyer’s representatives shall have until the Closing Date (hereinafter called the “Inspection Period”) during which Buyer, Buyer’s agents, contractors, employees and representatives, shall have the right and opportunity to:

a.     Confirm that electrical, telephone, potable water, gas, sanitary and storm sewer, telephone and other utility services without limitation are available to the Property, and that such utility services shall be adequate for Buyer’s planned use and operation of the Property after Closing;

b.     Confirm that the Property is or after Closing shall be properly zoned and classified for Buyer’s planned development and operation of the Property and that any and all permits, licenses, contracts, approvals and easements which Buyer reasonably determines are necessary for Buyer’s planned development and operation of the Property after Closing are available to Buyer;

c.     Conduct such tests, analyses and examinations of the economic feasibility of the Buyer’s planned development and operation of the Property, as Buyer may desire;

d.     Determine whether, in Buyer’s sole discretion, the Property is suitable for Buyer’s intended use thereof; and

e.     Conduct a complete environmental audit of the Property and the Improvements, including without limitation, an inspection of the Improvements for the presence of asbestos.

Provided, however, that: (i) Buyer shall promptly repair any damage to the Property caused by the foregoing; (ii) Buyer shall pay all costs and expenses incurred in connection with the foregoing; and, (iii) Buyer shall indemnify and save Seller harmless of and from all losses, costs, injuries, damages and liability of any kind arising out of or in connection with Buyer’s activities on the Property, including the acts and omissions of Buyer’s agents, employees, architects, engineers and other personnel. The foregoing indemnity shall survive the termination of this Agreement. For the purpose of this section, “a complete environmental audit” shall mean a Phase I Environmental Audit and, if, in the reasonable judgment of Buyer, as a result of the Phase I Environmental Audit Report, a Phase II Environmental Audit is warranted, both a Phase I and Phase II shall be performed. Prior to commencing a Phase II Environmental audit Seller will be notified of same by Buyer.

Seller agrees that it will cooperate with Buyer in such inspections (A) by giving Buyer reasonable access to the Property (Buyer hereby acknowledging that it has current possession of, and full access to the Property), and (B) by assisting Buyer in obtaining relevant documents in the possession or control of others, provided that all out-of-pocket costs and expenses in connection with the foregoing are to be paid by Buyer.

Seller hereby authorizes Buyer to contact all state and municipal governmental authorities and agencies having jurisdiction of the Property for the purpose of confirming such information as Buyer may deem relevant concerning the Property. Seller will further cooperate with Buyer by authorizing all government agencies having jurisdiction over the Property or any part thereof, including without limitation, the building and zoning department authorities, state fire marshal, elevator, plumbing and electrical standards inspectors, code enforcement board, the Southwest Florida Water Management District, and the state Department of Environmental Regulation, to issue letters for the benefit of Buyer attesting to the presence or absence of violations of applicable codes, laws and ordinances at or concerning the Property and to make such reasonable inspections as may be necessary for such authorities to issue said letters.

If, at any time during the Inspection Period, Buyer is not satisfied, in Buyer’s sole and absolute discretion, with the result of Buyer’s inspections, examinations, analyses, and determinations, Buyer may, at Buyer’s sole option for any reason whatsoever, elect to terminate this Agreement by delivering written notice to Seller, whereupon this Agreement shall be null and void and all rights, liabilities, and obligations of the parties shall terminate. If Buyer elects to cancel this Agreement pursuant to this section, Buyer must deliver to Seller or Seller’s agent written notice of such cancellation on or prior to the final day of the Inspection Period or Buyer shall be deemed to have elected to close this transaction.

6.     TITLE EVIDENCE AND INSURANCE. Seller, at Seller’s expense, shall, within ten (10) days after the Effective Date, deliver to Buyer a written title insurance commitment for the issuance of an owner’s policy of title insurance from a title company acceptable to Buyer (the “Title Company”), insuring title to the Property in the full amount of the Purchase Price, together with legible copies of all instruments disclosed therein as affecting title to the Property (hereinafter called the “Title Commitment”). Buyer hereby consents to any of the following being designated as the Title Company: Attorney’s Title Insurance Fund, Fidelity National Title Insurance Company, Chicago Title Insurance Company, Commonwealth Land Title Insurance Company, Old Republic Title Company, First American Title Insurance Company or Lawyers Title Insurance Company. The Title Commitment shall reflect that Seller has marketable fee simple title of record in and to the Property, subject only to ad valorem real property taxes for the year of closing, easements, declarations, restrictions and zoning ordinances (provided that the same do not prohibit any existing use of the Property and are consistent with all terms, representations and warranties contained in this Agreement), such exceptions to which Buyer may agree (the foregoing matters shall hereinafter be referred to as the “Permitted Exceptions”), and to matters which shall be fully discharged and removed to Buyer’s satisfaction at or prior to Closing (which matters shall not be deemed Permitted Exceptions as that term shall hereinafter be employed).

If the Title Commitment discloses that Seller does not have fee simple title to the Property, or that title to the Property is subject to any liens, encumbrances, easements, restrictions or other matters other than the Permitted Exceptions, that are unacceptable to Buyer, Buyer shall notify Seller, in writing, on or before expiration (or Buyer’s earlier termination) of the Inspection Period, specifying the matters which exist with respect to the title to the Property that are unacceptable to Buyer (hereinafter called the “Title Defects”). Upon receipt of such notice, Seller shall, within ten (10) days, notify Buyer of the Title Defects which Seller is willing to cure during a period of thirty (30) days subsequent to the date of receipt of such notice (the “Cure Period”), it being agreed that Seller shall be required to cure any monetary liens of a definite sum at or prior to Closing. If Seller declines to cure any other Title Defects, then Buyer may terminate this Agreement via written notice delivered to Seller within ten (10) days of Buyer’s receipt of Seller’s written response and this Agreement shall be thereupon null and void, and all rights and obligations of the parties shall terminate except Buyer’s repair, payment and indemnity obligations set forth in this Section 5, which obligations shall survive termination or expiration of this Agreement in any instance. Notwithstanding anything to the contrary set forth herein, this transaction shall be closed on the later of: (i) ten (10) days after the Buyer notifies the Seller in writing that the Title Defects have been removed to Buyer’s satisfaction and have been removed from the Title Commitment; or (ii) the Closing Date. Notwithstanding any provision of this Agreement to the contrary, Seller agrees to use Seller’s proceeds of Closing to satisfy any mortgage affecting title, and not assumed by Buyer, and Buyer agrees that Seller may use Seller’s Closing proceeds for such purpose. If Seller fails to cure any Title Defects during the Cure Period, (A) Buyer may terminate this Agreement via delivery of written notice to Seller, whereupon this Agreement shall be thereupon null and void and all rights and obligations of the parties shall terminate except Buyer’s repair, payment and indemnity obligations set forth in this section, which obligations shall survive termination or expiration of this Agreement in any instance, or (B) Buyer may elect to purchase the Property in the same manner as if no Title Defects had been found, without reduction of the Purchase Price, and Buyer shall release Seller from any liability therefore and from any obligation to share in or otherwise be responsible for the payment of any costs which are incurred in connection with any effort to cure such Title Defects. These shall be the sole remedies of Buyer in the event of a Title Defect.

Seller shall pay the premium for the base policy of title insurance to be issued to Buyer at Closing. Buyer shall be responsible for the cost of any endorsements the Buyer or Buyer’s lender, if any, requires. The title insurance policy shall be issued subject only to the Permitted Exceptions, with all standard exceptions contained in the Title Commitment deleted, and shall be issued simultaneously with Closing unless the Title Company insures against adverse matters affecting title pursuant to § 627.7841, Florida Statutes; provided that the requirements of this sentence shall be satisfied if the authorized agent of Title Company deletes and initials the “gap” exception in the Title Commitment, and deletes and initials all other exceptions contained therein, including all of the standard exceptions, and except the Permitted Exceptions. Seller’s compliance with the terms of this section shall be a condition precedent to Buyer’s obligation to close under this Agreement.

At the Closing, Seller shall deliver Seller’s affidavit to Buyer stating either that there have been no improvements made to the Property during the ninety (90) days immediately preceding the date of Closing, or, if there have been such improvements, that all lienors and potential lienors in connection with such improvements have been paid in full. The affidavit shall further state that there are no unrecorded easements or agreements affecting title to the Property, that there are no parties entitled to possession thereof except Seller, and any other representations required by the Title Company to issue the title insurance policy. The aforesaid affidavit is hereinafter referred to as the “No-Lien and Possession Affidavit.”

Buyer shall be entitled to have conducted a “UCC-11” search for any existing financing statements in the name of Seller or any related person or entity or principal of Seller. If Buyer’s search reveals the existence of any such financing statement affecting the Property or any part thereof (the “UCC Filing”), Buyer shall give Seller written notice of said UCC Filing no later than expiration of the Inspection Period, and Seller shall cause the indebtedness for which any UCC Filing serves as security to be paid in full and a “UCC-3” termination statement filed therefore with the Florida Secured Transactions Registry at or prior to Closing, failing which any UCC Filing may be treated as a Title Defect pursuant to the terms of this section. Seller shall provide Buyer with a copy of the filed UCC-3 termination statement as to any UCC Filing. Seller agrees to apply Seller’s proceeds from Closing to satisfy any indebtedness secured by a UCC Filing.

7.     SURVEY. Seller, at Seller’s expense, within twenty (20) days of the Effective Date, may have the existing survey (provided to Buyer pursuant to Section 4) updated and certified to Buyer and any other party Buyer deems necessary (hereinafter referred to as the “Survey”). If the Survey shows any encroachments on the Land or any easements appurtenant thereto, shows that any Improvements on the Land encroach on any easement or any other lands, shows lack of lawful access to the Land and Improvements over dedicated and publicly maintained streets or roads, is not sufficient to cause the deletion of the standard survey and unrecorded easement exceptions from the title insurance policy to be issued, or shows any other state of facts rendering title to the Property unmarketable (collectively the “Survey Defects”), then written notice to that effect shall be delivered to Seller no later than expiration of the Inspection Period (or ten [10] days after Buyer’s receipt of the Survey if later than as required by this section), and Seller shall have the same time to remedy such Survey Defects as is allowed for curing Title Defects, and Buyer shall have the same options to terminate or waive any Survey Defects as with Title Defect, as all of the foregoing is set forth in Section 6, which shall be the sole remedies of Buyer in the event of a Survey Defect.

8.    “AS-IS” CONDITION OF PROPERTY. BUYER ACKNOWLEDGES AND AGREES THAT THE PURCHASE AND SALE OF THE PROPERTY CONTEMPLATED BY THIS CONTRACT IS “AS-IS” WITH ALL FAULTS, PATENT AND LATENT, AND WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, HABITABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITIONS, PROPERTY VALUE, OPERATING HISTORY, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS, AND THAT BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND UPON CLOSING, SHALL ASSUME THE RISK OF ALL ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS.

9.     DELIVERIES AT CLOSING. In addition to other conditions precedent set forth elsewhere in this Agreement, Buyer and Seller shall deliver to each other at Closing all of the following documents or items, the delivery and accuracy of which shall be a condition to the parties’ obligation to consummate the purchase and sale herein contemplated:

(a)	Buyer's Deliveries at Closing. At the Closing, Buyer shall deliver the following to Seller as a condition to Seller’s obligation to close

(i)

Promissory Note. A promissory note from Buyer to Seller in the amount of $320,000.00 (which amount shall be credited toward the Purchase Price) consistent with the terms of the Seller Financing (the “Promissory Note”);

	(ii)	Purchase Price. The balance of the Purchase Price (i.e. $2,880,000.00) adjusted as set forth herein;

	(iii)	Closing Settlement Statement. A counterpart of the closing settlement statement prepared by the Title Company which conforms to Seller’s closing statement; and

(iv)

Other Documentation. Such other documents as may be reasonable in the opinion of Seller or the Title Company to consummate and close the transaction contemplated herein pursuant to the terms and conditions of this Agreement.

(b)	Seller’s Deliveries at Closing. At the Closing, Seller shall deliver the following to Buyer as a condition to Buyer’s obligation to close

(i)

Warranty Deed. A general warranty deed reasonably satisfactory in form and substance to Buyer and the Title Company, conveying fee simple title to the Property, free and clear of all liens, encumbrances, easements and restrictions except for the Permitted Exceptions (the “Deed”);

(ii)	Closing Settlement Statement. A counterpart of the closing settlement statement prepared by the Title Company which conforms to Buyer’s closing statement;

(iii)	No-Lien and Possession Affidavit. The No-Lien and Possession Affidavit required pursuant to Section 6;

(iv)	Non-Foreign Affidavit. The Affidavit and/or any Withholding Document, as defined in and required by Section 15; and

(v)

Other Documentation. Such other documents as may be reasonable in the opinion of Buyer or the Title Company to consummate and close the transaction contemplated herein pursuant to the terms and conditions of this Agreement.

10.     PRORATED ITEMS AND ADJUSTMENTS.

At Closing, the following adjustments and prorations shall be computed as of the Closing Date, and the cash portion of the Purchase Price shall be adjusted to reflect such prorations, as follows:

a.     Real Property Taxes. Real property taxes shall be prorated on a tax year basis as of the Closing Date, and paid by the Buyer to the Seller, or vice versa, as the case may be. If the relevant property tax bill for the year of Closing has not been received, said proration shall be based on the assessment for the year of Closing, if known, or, if not known, on the tax bill for the year prior to the year of Closing, with discount for earliest payment. Upon receipt of the actual property tax bill for the year of Closing, the parties agree to reprorate said taxes based on said actual bill upon request of either party.

b.     Special Assessments. All special assessments and other similar charges which affect or have become a lien upon the Property at Closing shall be prorated in the same manner as taxes.

c.     Miscellaneous. Other proratable items, if any, shall be prorated as of the Closing Date. In the event accurate prorations and other adjustments cannot be made at Closing because current bills are not obtainable, the parties shall prorate on the best available information, subject to adjustment upon receipt of the final bill.

11.    CLOSING COSTS. Buyer and Seller shall pay the costs of Closing as follows: Seller shall pay the title insurance premium and all other charges by the Title Company (except as specifically set forth in this section and Section 6), including any endorsements requested by Buyer to the Owner’s policy, the costs for preparation and recording of any required corrective title documents, documentary stamp taxes on the Deed, commissions payable to any brokers, as set forth in Section 16; and Buyer shall pay the cost of recording the Deed conveying title to the Buyer, the costs associated with any financing obtained by Buyer, including any mortgagee title policy and endorsements, and the cost of recording any documents required by Buyer’s lender, any financing-based documentary stamp taxes and intangible taxes, and the cost of any UCC-11 search desired by Buyer. Except as set forth in Section 20, each party shall be responsible for its own attorneys’ fees and costs.

12.     CONDEMNATION AND RISK OF LOSS.

a.     Condemnation. In the event of condemnation or transfer by Seller in lieu thereof (“Condemnation”) or receipt of notice of Condemnation of any material part of the Property by governmental authority on or prior to the date of Closing, Buyer may, at its election, terminate this Agreement, whereupon the Escrow Deposit shall be returned to Buyer within three (3) days of Escrow Agent’s receipt of Buyer’s notice of termination, and this Agreement shall be thereupon null and void and all rights and obligations of the parties shall terminate except Buyer’s repair, payment and indemnity obligations set forth in Section 5, which obligations shall survive termination or expiration of this Agreement in any instance. If Buyer does not elect to terminate this Agreement, then this Agreement shall remain in full force and effect, and Buyer shall be entitled to receive all awards, proceeds, deposits, and monies received or collected by reason of such condemnation and Buyer shall be entitled to control all negotiations with the condemning authority. Further, Seller shall assign and transfer to Buyer at Closing by written instrument all of Seller’s right, title, and interest in any condemnation awards and proceeds.

b.     Risk of Loss. Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Property or any portion thereof (a “casualty”) between the date hereof and the Closing. If prior to the Closing there shall occur a casualty which Seller and Buyer reasonably estimate will cost more than One Hundred Thousand Dollars ($100,000) to repair or restore (a “major casualty”), Buyer may elect as its sole option under this Agreement by notice to Seller within seven (7) days after Buyer has received the notice referred to above or at the Closing, whichever is earlier, to either (a) terminate this Agreement, in which event the Escrow Deposit and any interest thereon shall be returned to Buyer within three (3) business days of Escrow Agent’s receipt of Buyer’s notice, or (b) proceed to close. If Buyer does not elect to terminate this Agreement upon a major casualty, or if Buyer elects to proceed to close notwithstanding the major casualty, the Closing shall take place as provided herein without abatement of the Purchase Price, and at the Closing Seller shall assign to Buyer all interest of Seller in and to any insurance proceeds resulting or to result therefrom which may be payable to Seller on account of such occurrence plus Seller shall credit Buyer with the amount of any deductible. If the casualty is not a major casualty, Buyer shall close and Seller shall assign to Buyer at the Closing all interest of Seller in and to any insurance proceeds resulting or to result therefrom which may be payable to Seller on account of such occurrence plus Seller shall credit Buyer with the amount of any deductible.

13.    OPERATIONS PRIOR TO CLOSING.

As a condition to Buyer’s obligation to close, Seller covenants with Buyer as follows:

a.      Operation of Property. Prior to Closing, Seller shall operate the Property in substantially the same manner as it was operated as of the Effective Date. Seller shall deliver the Property at Closing in the same condition as it was on the Effective Date, reasonable wear and tear excepted, and subject to Section 13.

b.      Insurance. Seller shall keep all property, casualty, and general liability insurance policies covering the Property in full force and effect through the Closing.

c.     New Contracts. From and after the Effective Date, Seller will not enter into any new contract or extend or modify any existing contract unless such contract is terminable by Seller on not more than thirty (30) days notice without cause, and without penalty or premium, or otherwise without the written consent of Buyer.

d.     Tenant Leases. From and after the Effective Date, Seller will not renew any existing leases (unless the unilateral right of the tenant), make any new leases, permit any space that is vacant as of the Effective Date, or becomes vacant, to be occupied, or enter into any contract for the making of leasehold improvements to the Property or any part thereof, without the written consent of the Buyer in each instance first had and obtained, which consent shall not be unreasonably withheld or delayed.

e.     Other Acts. Seller shall not unreasonably undertake or omit to undertake any other act, if the taking of or failure to take such act might add a new restriction or have an adverse effect on the Property or the operations thereof as presently conducted.

f.     Encumbrances. From and after the Effective Date, Seller agrees not to convey, further lease or encumber the Property or any portion thereof or any interest therein, not to permit or suffer any conveyance, lease, or encumbrance of any interest in all or any portion of the Property, not to enter into easements or agreements with municipalities, and not to grant any person or entity possession or a right of entry upon all or any portion of the Property, without the prior written consent of Buyer, which consent will not be unreasonably withheld provided such encumbrances or other matters do not increase the financial obligations of Buyer or interfere with the operation of the Improvements.

14.     FOREIGN INVESTMENT IN REAL PROPERTY TAX ACT PROVISION.

Except as otherwise provided herein, Buyer, pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended (“Section 1445”) and the regulations promulgated thereunder (“Regulations”), shall be required to and shall withhold such amount as is necessary to comply with Section 1445 and the Regulations and shall timely remit to the Internal Revenue Service the amount so withheld along with properly completed remittance forms. If, however, on or before the date of Closing, Seller provides Buyer with (1) an Affidavit of Non-Foreign Status regarding Seller, (2) a Notice of Non-Recognition Treatment, or (3) a Withholding Certificate establishing that no, or a reduced, amount of federal income tax is required to be withheld under Section 1445 (collectively “Withholding Document”) in proper form as required by the Regulations, and Buyer has no knowledge or notice that the Withholding Document furnished by Seller is false, as determined in accordance with the Regulations, then Buyer shall not be required to withhold any portion of the amount payable to Seller or shall be allowed to withhold such lesser amount as is required by the applicable Withholding Document, as the case may be, and shall submit the amount so withheld to the Internal Revenue Service along with properly completed remittance forms.

15.    BROKERAGE. Buyer and Seller hereby each represent and warrant to one another that neither has dealt with, consulted, or contacted any real estate broker, agent or finder in connection with or in bringing about the sale of the Property, other than CLW Realty Group, Inc. (via agent, K.C. Tenukas) who represents Seller as exclusive listing agent, and who shall be compensated by Seller via separate agreement.

Seller hereby agrees to defend, indemnify and hold Buyer harmless against claims by any broker, agent or salesman claiming by, through or under Seller, for a commission or other compensation in connection with the purchase and sale of the Property. Buyer hereby agrees to defend, indemnify and hold Seller harmless against any claims of any brokers, agents or salesmen claiming entitlement to a commission by, through or under Buyer in connection with the purchase and sale of the Property.

16.    DEFAULT OF BUYER. If Buyer defaults with respect to the performance of any or all of its obligations under this Agreement and such default continues for a period of five (5) days after delivery of written notice thereof from Seller to Buyer (other than in the event of failure to close on the Closing Date, which shall require no notice or cure period), Seller may elect to seek specific performance of this Agreement. This shall be the sole and exclusive remedy of Seller in the event of any default by Buyer under this Agreement, except that Seller shall be entitled to all remedies allowed under Florida law with regard to Buyer’s repair, payment and indemnity obligations set forth in Section 5.

17.    DEFAULT OF SELLER. If Seller defaults with respect to the performance of any or all of its obligations under this Agreement and such default continues for a period of five (5) days after delivery of written notice thereof from Buyer to Seller (other than in the event of failure to close on the Closing Date, which shall require no notice or cure period), Buyer may elect to: (i) terminate this Agreement by delivering written notice to Seller, whereupon this Agreement shall be null and void and all rights, liabilities, and obligations of the parties shall terminate; (ii) seek specific performance of this Agreement; or (iii) seek the actual damages incurred by Buyer in the form of all expenses incurred by Buyer in conducting Buyer’s due diligence during the Inspection Period, provided that in no event shall Buyer recover such due diligence damages in an amount exceeding Fifty Thousand Dollars ($50,000.00), nor shall Buyer be entitled to any punitive, consequential or other speculative damages in any event. These shall be the sole and exclusive remedies of Buyer in the event of any default by Seller under this Agreement.

18.     FURTHER ASSURANCES. In addition to the obligations required to be performed hereunder by Buyer and Seller from and after the Closing Date, Buyer and Seller agree to perform such other acts, and to execute, acknowledge, and deliver such other instruments, documents and other materials as the other party, Escrow Agent, or the Title Company may request in order to consummate the transactions contemplated herein, to vest title to the Property in Buyer, and to effectuate the intention of the parties hereunder.

20.     ATTORNEYS’ FEES AND COSTS. If either party employs legal counsel to enforce any of the provisions hereof, or to protect its interest in any matter arising hereunder, the party prevailing shall be entitled to recover from the other party all reasonable costs, charges and expenses, including reasonable attorneys’ fees and costs, expended or incurred in connection therewith, before, during and subsequent to any litigation, including any arbitration or appellate proceedings, bankruptcy or similar debtor/creditor proceedings, and proceedings to enforce any indemnity agreement herein contained. This section shall survive Closing or earlier termination of this Agreement.

21.     NOTICES. Any notice or demand which must or may be given under this Agreement or by law shall be in writing and shall be deemed to have been given when: (i) delivered by nationally recognized overnight courier, or (ii) two (2) business days after being deposited in the United States mail, certified, return receipt requested, full postage prepaid, addressed to the respective parties at the following addresses:

IF TO SELLER:	Ridge Rock Partners, LLC Attention: _______________ ________________________ ________________________ Telephone: (___) ____-_____

WITH COPIES TO:	______________________ ______________________ ______________________

IF TO BUYER:	Jagged Peak, Inc. Attention: _______________ ________________________ ________________________ Telephone: (___) ____-_____

WITH COPIES TO:	Shumaker, Loop & Kendrick, LLP Attn: Gregory R. Haney 101 East Kennedy Boulevard Suite 2800 Tampa, Florida 33602 Telephone: (813) 227-2277 Facsimile: (813) 229-1660

IF TO ESCROW AGENT:	Attention: _______________ ________________________ ________________________ Telephone: (___) ____-_____

The foregoing addresses may be changed by the giving at least five (5) days written notice as provided in this section. For the purposes of this Agreement, notice given to or by an attorney for any of the parties hereto shall be deemed notice to the party whom said attorney represents in connection with this transaction.

22.      GENDER. Words of any gender used in this Agreement shall be held and construed to include any other gender; any words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

23.      CAPTIONS. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

24.     CONSTRUCTION. The parties hereto acknowledge that with respect to the transactions contemplated herein (A) each party and its counsel (if retained) has reviewed and revised this Agreement and that no term, covenant or provision of this Agreement shall be construed by any court, government, governmental authority or arbitration panel against any party hereto by reason of such party’s being deemed to have drafted or structured such term, covenant or provision; (B) neither party has received from the other any accounting, tax, legal or other advice; and (C) each party has relied solely on the advice of its own accounting, tax, legal and other advisors.

25.    ENTIRE AGREEMENT. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes all prior understandings, if any, there being no other oral or written promises, conditions, representations, understandings, or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party. Any subsequent conditions, representations, warranties, agreements or amendments to or modifications of this Agreement shall not be valid and binding upon the parties unless the same shall be embodied in a subsequent writing signed by the party to be charged thereby.

26.    COUNTERPART EXECUTION. This Agreement may be executed in multiple counterparts, and notwithstanding that all of the parties do not execute the same counterpart, each executed counterpart shall be deemed an original, and all such counterparts together shall constitute one and the same Agreement binding all of the parties hereto.  Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.  Electronic or facsimile copies of this Agreement fully executed shall be deemed an original for all purposes, and the parties hereto waive the “best evidence” rule or any similar law or rule in any proceeding in which this Agreement shall be presented as evidence.

27.    GOVERNING LAW. This Agreement shall be construed, governed, interpreted and enforced in accordance with the laws of the State of Florida.

28.    TIME. Any reference herein to time periods of fewer than five (5) days shall in the computation thereof exclude Saturdays, Sundays and all legal holidays in Pinellas County, Florida. Any time period which shall end on a Saturday, Sunday or legal holiday in Pinellas County, Florida, shall automatically extend to 5:00 p.m. of the next full day which is not a Saturday, Sunday or such legal holiday. Time is of the essence of this Agreement and each and every term and provision hereof.

29.    SUCCESSORS AND ASSIGNS. The terms, covenants and conditions of this Agreement shall inure to the benefit of, and shall be binding upon, the respective heirs, personal representatives, successors and assigns of the parties hereto.

30.    ASSIGNMENT. This Agreement may be assigned by Buyer without the consent of Seller, but only upon written notice to Seller. Upon such assignment, Buyer shall automatically be fully released of all obligations under this Agreement, except any obligations that have arisen pursuant to Section 5 prior to the effective date of such assignment, without the necessity of any written release by Seller.

31.   CERTIORARI PROCEEDINGS. Seller agrees not to withdraw, settle or otherwise compromise any pending tax reduction proceeding without the consent of the Buyer. If any proceeding shall result in any reduction of assessment for the tax year in which title shall be closed, it is agreed that the amount of tax saving or refund for such tax year, less the fees and disbursements of the Seller’s attorneys in connection with such proceedings, shall be apportioned between the parties as of the date real estate taxes are apportioned under this Agreement. Seller shall be responsible for any rebates due tenants for the period prior to Closing; this provision shall survive Closing.

32.     INSPECTION. The Buyer and its agents, contractors, employees and representatives shall have the continuing right to inspect the Property at any time after the execution of this Agreement, provided that it shall first give the Seller reasonable advance notification of its intention to conduct any such inspection and that such inspection shall not unreasonably impede the normal day-to-day business operation of the Property.

33.     RADON GAS. The following language is required by law in any contract involving the sale or lease of any building within the State of Florida;

“RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.”

34.     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT ANY AND ALL CLAIMS ARISING OUT OF, CONNECTED WITH, OR RELATING TO THIS AGREEMENT ARE MATTERS WHICH SHOULD BE ADJUDICATED BY A COURT WITHOUT A JURY. THEREFORE THE PARTIES HEREBY WAIVE A TRIAL BY A JURY. NEITHER BUYER NOR SELLER OR ANY SUCCESSOR THEREOF SHALL SEEK A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (WHETHER AT LAW OR IN EQUITY, WHETHER DIRECT OR COLLATERAL, WHETHER IN CONTRACT OR IN TORT) ARISING OUT OF OR RELATED TO THIS AGREEMENT OR OTHERWISE RELATING TO THE TRANSACTION RELATED THERETO. NEITHER BUYER NOR SELLER SHALL SEEK TO CONSOLIDATE ANY ACTION OR PROCEEDING IN WHICH TRIAL BY JURY HAS BEEN WAIVED WITH ANY OTHER ACTION OR PROCEEDING IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION CANNOT BE AND HAVE NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES AND THEIR RESPECTIVE ATTORNEYS AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT NO ONE HAS REPRESENTED THAT THE PROVISIONS OF THIS SECTION OR OF ANY OTHER SECTION OF THIS AGREEMENT WILL NOT BE FULLY ENFORCED.

35.     Anti-Terror Act Compliance. To the extent applicable to Buyer and Seller, Buyer and Seller shall comply with all (i) regulations promulgated by the Office of Foreign Assets Control, Department of the Treasury which are applicable to Buyer and Seller or an owner of the Property, (ii) the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq., (iii) the Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and (iv) the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism. Buyer and Seller hereby agree to defend, indemnify, and hold harmless each other from and against any and all claims, damages, losses risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing. Buyer and Seller acknowledge that good, sufficient and independent consideration has been given for the foregoing indemnity.

36.     EXECUTION. If this Agreement is not executed by all parties hereto on or before May 10, 2012 at 5:00 p.m. Eastern Time, and the fact of such execution communicated to all parties by delivery of an original executed counterpart of this Agreement or scan thereof, this Agreement thereupon shall be deemed null and void.

[Signature page follows]

[Signature page to AS-IS Agreement for Purchase and Sale]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year hereinafter listed. We have read and fully understand this Agreement.

SIGNATURES WITNESSED BY:

“Seller” Ridge Rock Partners, LLC a Florida limited liability company

By:
Print Name:	Paul Demirdjian, Managing Member

Date: May ____, 2012

Print Name:

By:
Print Name:		Andrew J. Norstrud, Managing Member
Date: May ____, 2012

Print Name:

“BUYER” Jagged Peak, Inc. a Nevada corporation

By:
Print Name:		Paul Demirdjian, President
Date: May ____, 2012

Print Name: